Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated May 30, 2007 in the Registration Statement (Form SB-2 No. 333-143581) and related Prospectus of Gryphon Gold Corporation for the registration of 10,115,050 shares of its common stock.

Vancouver, Canada
July 20, 2007